                                                                     EXHIBIT 2.8

                             TAX SHARING AGREEMENT


                                  BY AND AMONG


                            HEWLETT-PACKARD COMPANY


                               AND ITS AFFILIATES


                                      AND


                           AGILENT TECHNOLOGIES, INC.


                               AND ITS AFFILIATES



                                                       Dated _____________, 1999

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Section 1     Definitions................................................  2
              1.1   In General...........................................  2
                    ----------
                    "Additional Restructuring Tax".......................  2
                    "After Tax Amount" ..................................  2
                    "Agilent Affiliate" .................................  2
                    "Agilent Business" ..................................  3
                    "Agilent Group" .....................................  3
                    "Agilent Group Combined Tax Liability" ..............  3
                    "Agilent Group Federal Income Tax Liability".........  3
                    "Agilent Historic Affiliate" ........................  3
                    "Agilent VP" ........................................  3
                    "Applicable Spinoff" ................................  3
                    "Audit" .............................................  3
                    "Benefitting Party" .................................  3
                    "Carryback Period" ..................................  4
                    "Code" ..............................................  4
                    "Combined Group" ....................................  4
                    "Combined Return"....................................  4
                    "Consolidated Group" ................................  4
                    "Consolidated Return" ...............................  4
                    "Consolidated Return Year" ..........................  4
                    "Contemplated Domestic Restructuring Taxes" .........  4
                    "Contemplated Foreign Restructuring Taxes" ..........  4
                    "Deducting Party"....................................  4
                    "Determination" .....................................  4
                    "Disputed Item" .....................................  5
                    "Disputing Party"....................................  5
                    "Distribution Date" .................................  5
                    "Domestic Restructuring" ............................  5
                    "Domestic Restructuring Tax" ........................  5
                    "Estimated Tax Installment Date" ....................  5
                    "Federal Income Tax" ................................  5
                    "Federal Income Tax Benefit" ........................  5
                    "Federal Tax" .......................................  5

                    "Filing Party" ......................................  6
                    "Final Determination" ...............................  6
                    "Final Notice of Disagreement" ......................  6
                    "Foreign Restructuring Tax" .........................  6
                    "Hewlett-Packard Affiliate" .........................  6
                    "Hewlett-Packard Business"...........................  6
                    "Hewlett-Packard Group" .............................  7
                    "Hewlett-Packard VP" ................................  7
                    "Income Taxes" ......................................  7
                    "Indemnifying Party" ................................  7
                    "Indemnitee" ........................................  7
                    "Initial Notice of Disagreement" ....................  7
                    "Initial Private Letter Ruling" .....................  7
                    "Interest Accrual Period"............................  7
                    "Interim Period".....................................  7
                    "Japan Restructuring Tax"............................  7
                    "Non-Disputing Party" ...............................  8
                    "Non-Federal Combined Tax"...........................  8
                    "Non-Federal Separate Tax"...........................  8
                    "Non-Filing Party" ..................................  8
                    "Payment Period".....................................  8
                    "Post-Distribution Period"...........................  8
                    "Pre-Separation Period" .............................  8
                    "Pre-Spinoff Period" ................................  8
                    "Privilege" .........................................  8
                    "Pro Forma Agilent Group Combined Return" ...........  8
                    "Pro Forma Agilent Group Consolidated Return" .......  8
                    "Redetermination Amount" ............................  9
                    "Restriction Period" ................................  9
                    "Restructuring Tax" .................................  9
                    "Ruling Documents" ..................................  9
                    "Separate Return" ...................................  9
                    "Separation Date"....................................  9
                    "Service" ...........................................  9
                    "Spinoff" ...........................................  9
                    "Supplemental Ruling" ...............................  9
                    "Supplemental Ruling Documents" .....................  9
                    "Tax" ............................................... 10
                    "Tax Arbiter" ....................................... 10
                    "Tax Asset" ......................................... 10
                    "Tax Authority" ..................................... 10
                    "Tax Benefit" ....................................... 10
                    "Tax Detriment" ..................................... 10

                    "Tax Item" .......................................... 11
                    "Tax Law" ........................................... 11
                    "Tax Return" ........................................ 11
                    "Treasury Regulations" .............................. 11
              1.2   Construction Principles ............................. 11
                    -----------------------

Section 2.    Preparation and Filing of Tax Returns ..................... 11
              2.1   In General .......................................... 11
                    ----------
              2.2   Provision of Tax Return Information.................. 12
                    -----------------------------------
              2.3   Manner of Filing Tax Returns ........................ 13
                    ----------------------------
              2.4   Review of Tax Returns ............................... 15
                    ---------------------
              2.5   Agent ............................................... 16
                    -----

Section 3.    Tax Sharing ............................................... 16
              3.1   In General .......................................... 16
                    ----------
              3.2   Agilent Group Federal Income Tax Liability .......... 16
                    ------------------------------------------
              3.3   Agilent Group Combined Tax Liability ................ 17
                    ------------------------------------
              3.4   Cooperation ......................................... 17
                    -----------

Section 4.    Payment of Taxes and Tax Sharing Amounts .................. 17
              4.1   Federal Income Taxes ................................ 17
                    --------------------
              4.2   Non-Federal Combined Taxes........................... 17
                    --------------------------
              4.3   Non-Federal Separate Taxes........................... 17
                    --------------------------
              4.4   Other Federal Taxes ................................. 18
                    -------------------
              4.5   Tax Sharing Installment Payments..................... 18
                    --------------------------------
              4.6   Tax Sharing True-up Payments ........................ 18
                    ----------------------------
              4.7   Redetermination Amounts ............................. 19
                    -----------------------

Section 5.    Restructuring Taxes and Deconsolidation ................... 19
              5.1   Liability for Restructuring Taxes.................... 20
                    ---------------------------------
              5.2   Agilent Representations ............................. 20
                    -----------------------
              5.3   Hewlett-Packard Representations ..................... 23
                    -------------------------------
              5.4   Private Letter Rulings .............................. 24
                    ----------------------
              5.5   Carrybacks .......................................... 25
                    ----------
              5.6   Allocation of Tax Items ............................. 26
                    -----------------------
              5.7   Continuing Covenants ................................ 27
                    --------------------
              5.8   Allocation of Tax Assets ............................ 27
                    ------------------------
              5.9   Japan Restructuring Taxes............................ 27
                    -------------------------
              5.10  Japan Operating Taxes ............................... 29
                    ---------------------

Section 6.    Additional Obligations .................................... 30
              6.1   Indemnification ..................................... 30
                    ---------------
              6.2   Treatment of Payments ............................... 31
                    ---------------------

              6.3   After Tax Amounts.................................... 31
                    -----------------
              6.4   Interest............................................. 32
                    --------
              6.5   Tax Records ......................................... 32
                    -----------

Section 7.    Audits .................................................... 32
              7.1   In General .......................................... 32
                    ----------
              7.2   Notice .............................................. 33
                    ------
              7.3   Participation Rights ................................ 33
                    --------------------
              7.4   Limitations ......................................... 34
                    -----------
              7.5   Failure to Notify, Etc .............................. 37
                    ----------------------
              7.6   Affirmative Claims .................................. 37
                    ------------------
              7.7   Remedies............................................. 38
                    --------

Section 8.    Taxability and Reporting of Stock Options ................. 38
              8.1   In General .......................................... 38
                    ----------
              8.2   Notices, Withholding, Reporting...................... 39
                    -------------------------------
              8.3   Adjustments ......................................... 39
                    -----------

Section 9     Other Tax Matters.......................................... 39
              9.1   Other Adjustments.................................... 39
                    -----------------
              9.2   Research Tax Credit ................................. 40
                    -------------------
              9.3   Gain Recognition Agreements ......................... 40
                    ---------------------------

Section 10.   Dispute Resolution ........................................ 40
              10.1  Initial Notice of Disagreement ...................... 40
                    ------------------------------
              10.2  Negotiation ......................................... 41
                    -----------
              10.3  Final Notice of Disagreement ........................ 42
                    ----------------------------
              10.4  Selection of Tax Arbiter ............................ 42
                    ------------------------
              10.5  Determination by Tax Arbiter ........................ 43
                    ----------------------------

Section 11.   Miscellaneous ............................................. 44
              11.1  Effectiveness ....................................... 44
                    -------------
              11.2  Notices ............................................. 44
                    -------
              11.3  Changes in Law ...................................... 44
                    --------------
              11.4  Confidentiality ..................................... 45
                    ---------------
              11.5  Successors .......................................... 45
                    ----------
              11.6  Affiliates .......................................... 45
                    ----------
              11.7  Authorization, Etc .................................. 46
                    ------------------
              11.8  Entire Agreement..................................... 46
                    ----------------

              11.9  Applicable Law, Jurisdiction......................... 46
                    ----------------------------
              11.10 Counterparts ........................................ 47
                    ------------
              11.11 Severability ........................................ 47
                    ------------
              11.12 No Third Party Beneficiaries ........................ 47
                    ----------------------------
              11.13 Waivers, Etc ........................................ 48
                    ------------
              11.14 Setoff .............................................. 48
                    ------

                             TAX SHARING AGREEMENT
                             ---------------------

          THIS TAX SHARING AGREEMENT (this "Agreement"), dated as of _________, 1999, by and among Hewlett-Packard Company ("Hewlett-Packard"), a Delaware corporation and each Hewlett-Packard Affiliate (as defined below), and Agilent Technologies, Inc. ("Agilent"), a Delaware corporation and currently a direct, wholly owned subsidiary of Hewlett-Packard, and each Agilent Affiliate (as defined below) is entered into in connection with the Spinoff (as defined below).

                                   RECITALS
                                   --------

          WHEREAS, as set forth in the Master Separation and Distribution Agreement dated as of August 12, 1999 (the "Master Agreement"), and subject to the terms and conditions thereof, Hewlett-Packard wishes to transfer and assign to Agilent substantially all of the assets and liabilities currently associated with the Agilent Business (as defined below) and the stock, investments and similar interests currently held by Hewlett-Packard in subsidiaries and other entities that conduct such business (the "Separation");

          WHEREAS, following the Separation, Hewlett-Packard and Agilent currently contemplate that Agilent will make an initial public offering (the "IPO") of Agilent Common Stock that will reduce Hewlett-Packard's ownership of Agilent on a fully-diluted basis to not less than 80.1 percent;

          WHEREAS, Agilent intends to distribute all of the proceeds of the IPO to Hewlett-Packard and Hewlett-Packard intends to segregate such funds for distribution to its creditors or shareholders (the "Cash Distribution");

          WHEREAS, Hewlett-Packard intends to distribute all of its shares of Agilent Common Stock, on a pro rata basis, to the holders of the common stock of Hewlett-Packard, subject to the terms and conditions of the Master Agreement (the "Public Distribution");

          WHEREAS, prior to consummating the Separation and the Public Distribution, various Hewlett-Packard Affiliates and the Agilent Affiliates will have undertaken certain restructuring transactions designed to separate the Agilent Business from the Hewlett-Packard Business in jurisdictions outside of the United States, as defined in Section 7701(a)(9) of the Code, (the "Foreign Restructuring"), and Hewlett-Packard World Trade, Inc., a wholly owned Delaware subsidiary of Hewlett-Packard, will contribute all of its property relating to the Agilent Business into Agilent World Trade, Inc., a newly formed Delaware corporation, and will distribute all of the stock of Agilent World Trade, Inc. to Hewlett-Packard (the "Internal Distribution");

          WHEREAS, the Separation, the Public Distribution, the Internal Distribution and certain of the transactions involved in the Foreign Restructuring are intended to qualify as tax free reorganizations and distributions under Sections 368(a)(1)(D) and 355 of the Code; and

          WHEREAS, in contemplation of the Public Distribution pursuant to which Agilent and its domestic subsidiaries will cease to be members of the Hewlett-Packard Group (as defined below), the parties hereto have determined to enter into this Agreement, setting forth their agreement with respect to certain tax matters.

                                   AGREEMENT
                                   ---------

          NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

 Section 1.  Definitions

          1.1  In General. As used in this Agreement, the following capitalized
               ----------
terms shall have the following meanings:

          "Additional Restructuring Tax" has the meaning set forth in Section 5.1(b) of this Agreement.

          "After Tax Amount" means any additional amount necessary to reflect the hypothetical Tax consequences of the receipt or accrual of any payment required to be made under this Agreement (including payment of an additional amount or amounts hereunder and the effect of the deductions available for interest paid or accrued and for Taxes such as state and local income Taxes), determined by using the highest marginal corporate Tax rate (or rates, in the case of an item that affects more than one Tax) for the relevant taxable period (or portion thereof).

          "Agilent Affiliate" means any corporation or other entity directly or indirectly controlled by Agilent.

          "Agilent Business" has the meaning set forth in the Master Agreement.

          "Agilent Group" means the affiliated group of corporations as defined in Section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Agilent would be the common parent corporation if it were not a subsidiary of Hewlett-Packard, and any corporation or other entity which may be, may have been or may become a member of such group from time to time.

          "Agilent Group Combined Tax Liability" means, with respect to any taxable period, the Agilent Group's liability for Non-Federal Combined Taxes as determined under Section 3.3 of this Agreement.

          "Agilent Group Federal Income Tax Liability" means, with respect to any taxable period, the Agilent Group's liability for Federal Income Taxes as determined under Section 3.2 of this Agreement.

          "Agilent Historic Affiliate" means any Agilent Affiliate that was a Hewlett-Packard Affiliate on or before [March 2, 1999], including the companies listed in Appendix G of this Agreement; provided, however, that any such
                                        --------  -------
affiliate which was acquired by the Hewlett-Packard Group shall only be treated as an Agilent Historic Affiliate with respect to periods before such acquisition.

          "Agilent VP" means the vice president of Agilent with authority over Tax matters.

          "Applicable Spinoff" means each of the transactions identified in Appendix E of this Agreement, each of which is intended to qualify as a non-recognition transaction under Sections 355 and/or 368(a) of the Code.

          "Audit" includes any audit, assessment of Taxes, other examination by any Tax Authority, proceeding, or appeal of such a proceeding relating to Taxes, whether administrative or judicial, including proceedings relating to competent authority determinations.

          "Benefitting Party" has the meaning set forth in Section 8.3 of this Agreement.

          "Carryback Period" has the meaning set forth in Section 5.5 of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Combined Group" means a group of corporations or other entities that files a Combined Return.

          "Combined Return" means any Tax Return with respect to Non-Federal Taxes filed on a consolidated, combined (including nexus combination, worldwide combination, domestic combination, line of business combination or any other form of combination) or unitary basis wherein Agilent or one or more Agilent Affiliates join in the filing of such Tax Return (for any taxable period or portion thereof) with Hewlett-Packard or one or more Hewlett-Packard Affiliates.

          "Consolidated Group" means an affiliated group of corporations within the meaning of Section 1504(a) of the Code that files a Consolidated Return.

          "Consolidated Return" means any Tax Return with respect to Federal Income Taxes filed on a consolidated basis wherein Agilent or one or more Agilent Affiliates join in the filing of such Tax Return (for any taxable period or portion thereof) with Hewlett-Packard or one or more Hewlett-Packard Affiliates.

          "Consolidated Return Year" means any taxable year for which a Consolidated Return is filed.

          "Contemplated Domestic Restructuring Taxes" means the Domestic Restructuring Taxes set forth in Appendix C of this Agreement.

          "Contemplated Foreign Restructuring Taxes" means the Foreign Restructuring Taxes set forth in Appendix D of this Agreement.

          "Deducting Party" has the meaning set forth in Section 8.3 of this Agreement.

          "Determination" has the meaning set forth in Section 10.5(a) of this Agreement.

          "Disputed Item" has the meaning set forth in Section 10.1(a) of this Agreement.

          "Disputing Party" has the meaning set forth in Section 10.1(a) of this Agreement.

          "Distribution Date" has the meaning set forth in the Master Agreement.

          "Domestic Restructuring" means the transactions undertaken by Hewlett-Packard and Agilent (and their respective affiliates) designed to separate the Agilent Business from the Hewlett-Packard Business in the United States, as defined in Section 7701(a)(9) of the Code, including the Internal Distribution, the Separation, the Cash Payment and the Public Distribution.

          "Domestic Restructuring Tax" means any Tax imposed by the United States, or any political subdivision thereof, upon Hewlett-Packard (or any Hewlett-Packard Affiliate) or Agilent (or any Agilent Affiliate) directly in connection with the Domestic Restructuring, together with reasonable professional fees incurred in connection therewith.

          "Estimated Tax Installment Date" means the estimated Tax installment due dates prescribed in Section 6655(c) of the Code (presently February 15, April 15, July 15 and October 15), and any other date on which an installment of estimated Taxes is required to be made.

          "Federal Income Tax" means any Tax imposed under Subtitle A of the Code (including the Taxes imposed by Sections 11, 55, 59A, and 1201(a) of the
Code), and any interest, additions to Tax or penalties applicable or related thereto, and any other income-based United States federal Tax which is hereinafter imposed upon corporations.

          "Federal Income Tax Benefit" means, with respect to any Carryback Period, the amount determined under Section 5.5(a) of this Agreement.

          "Federal Tax" means any Tax imposed or required to be withheld by any Tax Authority of the United States.

          "Filing Party" has the meaning set forth in Section 2.3(c) of this Agreement.

          "Final Determination" means any of (1) the final resolution of any Tax (or other matter) for a taxable period, including related interest or penalties, that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, including (A) by the expiration of a statute of limitations or a period for the filing of claims for refunds, amending Tax Returns, appealing from adverse determinations, or recovering any refund (including by offset), (B) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable, (C) by a closing agreement or an accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under laws of other jurisdictions, (D) by execution of an Internal Revenue Service Form 870 or 870AD, or by a comparable form under the laws of other jurisdictions (excluding, however, with respect to a particular Tax Item for a particular taxable period any such form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the Tax Authority to assert a further deficiency with respect to such Tax Item for such period), or (E) by any allowance of a refund or credit, but only after the expiration of all periods during which such refund or credit may be recovered (including by way of offset), or (2) the payment of Tax by any member of the Consolidated Group or Combined Group with respect to any Tax Item disallowed or adjusted by a Tax Authority provided that the party liable for payment of such tax determines that no action should be taken to recoup such payment.

          "Final Notice of Disagreement" has the meaning set forth in Section 10.3(a) of this Agreement.

          "Foreign Restructuring Tax" means any Tax imposed by any Tax Authority upon Hewlett-Packard (or any Hewlett-Packard Affiliate) or Agilent (or any Agilent Affiliate) directly in connection with the Foreign Restructuring, together with reasonable professional fees incurred in connection therewith.

          "Hewlett-Packard Affiliate" means any corporation or other entity directly or indirectly controlled by Hewlett-Packard, but excluding Agilent or any Agilent Affiliate.

          "Hewlett-Packard Business" means any business of Hewlett-Packard other than the Agilent Business.

          "Hewlett-Packard Group" means the affiliated group of corporations as defined in Section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Hewlett-Packard is the common parent corporation, and any corporation or other entity which may be, may have been or may become a member of such group from time to time, but excluding any member of the Agilent Group.

          "Hewlett-Packard VP" means the vice president of Hewlett-Packard with authority over Tax matters.

          "Income Taxes" means (1) any Tax based upon, measured by, or calculated with respect to (A) net income or profits (including any capital gains Tax, minimum Tax and any Tax on items of Tax preference, but not including sales, use, real or personal property, gross or net receipts, transfer or similar Taxes) or
(B) multiple bases if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (A) above, or
(2) any U.S. state or local franchise Tax.

          "Indemnifying Party" has the meaning set forth in Section 6.1(d) of this Agreement.

          "Indemnitee" has the meaning set forth in Section 6.1(d) of this Agreement.

          "Initial Notice of Disagreement" has the meaning set forth in Section 10.1(b) of this Agreement.

          "Initial Private Letter Ruling" means the first private letter ruling issued by the Service to Hewlett-Packard in connection with the Spinoff.

          "Interest Accrual Period" has the meaning set forth in Section 6.4 of this Agreement.

          "Interim Period" means any taxable period that begins on or after the Separation Date but before the Distribution Date.

          "Japan Restructuring Tax" has the meaning set forth in Section 5.9(a) of this Agreement.

          "Non-Disputing Party" has the meaning set forth in Section 10.1(b) of this Agreement.

          "Non-Federal Combined Tax" means any Non-Federal Tax with respect to which a Combined Return is filed or is required to be filed.

          "Non-Federal Separate Tax" means any Non-Federal Tax other than a Non-Federal Combined Tax.

          "Non-Filing Party" has the meaning set forth in Section 2.4(a) of this Agreement.

          "Payment Period" has the meaning set forth in Section 6.4 of this

Agreement.

          "Post-Distribution Period" means a taxable period beginning on or after the Distribution Date.

          "Pre-Separation Period" means a taxable period beginning before the Separation Date.

          "Pre-Spinoff Period" means any Pre-Separation Period and/or Interim Period.

          "Privilege" means any privilege that may be asserted under applicable law including, any privilege arising under or relating to the attorney-client relation ship (including the attorney-client and work product privileges), the accountant-client privilege, and any privilege relating to internal evaluation processes.

          "Pro Forma Agilent Group Combined Return" means a pro forma Non-Federal Combined Tax Return or other schedule prepared pursuant to Section 3.3 of this Agreement.

          "Pro Forma Agilent Group Consolidated Return" means a pro forma consolidated Federal Income Tax Return or other schedule prepared pursuant to
Section 3.2 of this Agreement.

          "Redetermination Amount" means, with respect to any Tax for any taxable period, the amount determined under Section 4.7 of this Agreement.

          "Restriction Period" means the period beginning on the date hereof and ending thirty (30) months after the Distribution Date.

          "Restructuring Tax" means a Domestic Restructuring Tax or a Foreign Restructuring Tax, in each case including both Contemplated and Additional Restructuring Taxes.

          "Ruling Documents" means (1) the request for a ruling under Section 355 and various other Sections of the Code, filed with the Service in connection with the Spinoff, together with any supplemental filings or ruling requests or other materials subsequently submitted on behalf of Hewlett-Packard, its subsidiaries and shareholders to the Service, the appendices and exhibits thereto, and any rulings issued by the Service to Hewlett-Packard (or any Hewlett-Packard Affiliate) in connection with the Spinoff or (2) any similar filings submitted to, or rulings issued by, any other Tax Authority in connection with the Spinoff.

          "Separate Return" means any Tax Return with respect to Non-Federal Separate Taxes filed by Hewlett-Packard, Agilent, or any of their respective affiliates.

          "Separation Date" has the meaning set forth in the Master Agreement.

          "Service" means the Internal Revenue Service.

          "Spinoff" means the separation of the Agilent Business from the Hewlett-Packard Business, and the Public Distribution.

          "Supplemental Ruling" means (1) any ruling issued by the Service in connection with the Spinoff other than the Initial Private Letter Ruling or (2) any similar ruling issued by any other Tax Authority addressing the application of a provision of the laws of another jurisdiction to the Spinoff.

          "Supplemental Ruling Documents" has the meaning set forth in Section 5.4(b)(i) of this Agreement.

          "Tax" includes any charges, fees, levies, imposts, duties, or other assessments of a similar nature, including income, alternative or add-on minimum, gross receipts, profits, lease, service, service use, wage, wage withholding, employment, workers compensation, business occupation, occupation, premiums, environ mental, estimated, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, estimated, highway use, commercial rent, capital stock, paid up capital, recording, registration, property, real property gains, value added, business license, custom duties, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Tax Authority including any interest, additions to tax, or penalties applicable or related thereto.

          "Tax Arbiter" means a nationally recognized tax attorney or tax accountant that is a member of a nationally recognized law firm or accounting firm which firm is independent of both parties.

          "Tax Asset" means any Tax Item that has accrued for Tax purposes, but has not been used during a taxable period, and that could reduce a Tax in another taxable period, including a net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or credit related to alternative minimum tax.

          "Tax Authority" means any governmental authority or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the Service).

          "Tax Benefit" means a reduction in the Tax liability of a taxpayer (or of the affiliated group of which it is a member) for any taxable period. Except as otherwise provided in this Agreement, a Tax Benefit shall be deemed to have been realized or received from a Tax Item in a taxable period only if and to the extent that the Tax liability of the taxpayer (or of the affiliated group of which it is a member) for such period, after taking into account the effect of the Tax Item on the Tax liability of such taxpayer in all prior periods, is less than it would have been if such Tax liability were determined without regard to such tax item.

          "Tax Detriment" means an increase in the Tax liability of a taxpayer (or of the affiliated group of which it is a member) for any taxable period. Except as otherwise provided in this Agreement, a Tax Detriment shall be deemed to have been realized or received from a Tax Item in a taxable period only if and to the extent that the Tax liability of the taxpayer (or of the affiliated group of which it is a member) for such period, after taking into account the effect of the Tax Item on the Tax liability of such taxpayer in all prior periods, is more than it would have been if such Tax liability were determined without regard to such tax item.

          "Tax Item" means any item of income, gain, loss, deduction or credit, or other attribute that may have the effect of increasing or decreasing any Tax.

          "Tax Law" means any federal, state, local or foreign law with respect to Taxes, including the Code and Treasury Regulations.

          "Tax Return" means any return, report, certificate, form or similar statement or document (including, any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated tax) required to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

          "Treasury Regulations" means the final, temporary and proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

           1.2  Construction Principles. As used in this Agreement, words in any
                -----------------------
gender shall be deemed to include all other genders, the singular shall be deemed to include the plural and vice versa, and the captions and section headings are inserted for convenience of reference only and are not intended to have any significance for the interpretation of, or construction of, the provisions of this Agreement.

Section 2. Preparation and Filing of Tax Returns

           2.1  In General.
                ----------

                (a) Hewlett-Packard shall have the responsibility for the preparation and filing of (1) all Tax Returns with respect to Hewlett-Packard, any Hewlett-Packard Affiliate, Agilent and/or any Agilent Affiliate (other than returns required to be filed after October 31, 1999 of an Agilent Historic Affiliate) for any Pre-Separation Period and (2) all Consolidated Returns and all Combined Returns for any Interim Period.

                (b) Except as provided in Section 2.1(a) of this Agreement, Agilent shall have the responsibility for the preparation and filing of all Tax Returns for (1) Agilent and any Agilent Affiliate which are required to be filed for any Interim Period and any Post-Distribution Period and (2) any Agilent Historic Affiliate which are required to be filed after October 31, 1999 for any Pre-Separation Period.

           2.2  Provision of Tax Return Information.
                -----------------------------------

                (a) Agilent shall provide Hewlett-Packard all documents and information, and make available employees and officers of Agilent as Hewlett-Packard reasonably requests, on a mutually convenient basis during normal business hours, to aid Hewlett-Packard in preparing any Tax Return described in
Section 2.1(a) of this Agreement to the extent that such Tax Return relates to the business, assets or activities that are transferred to Agilent (or any Agilent Affiliate), any Pro Forma Agilent Group Consolidated Returns described in Section 4.6(a) of this Agreement, and any Pro Forma Agilent Group Combined Returns described in Section 4.6(b) of this Agreement, or to contest any Audit of any such Tax Return. Without limiting the foregoing, in this regard, Agilent agrees to provide (1) the information set forth in Appendix A to this Agreement, on or before the dates set forth therein, with respect to Consolidated Returns, and (2) the information set forth in Appendix B to this Agreement, on or before the dates set forth therein, with respect to Combined Returns.

          (b) In the case of any Tax Return for a Pre-Spinoff Period described in Section 2.1(a) of this Agreement, Hewlett-Packard shall provide employees of Agilent responsible for preparing its Tax Returns with access to each such Tax Return, and will provide Agilent with a copy of that portion of each such Tax Return to the extent it relates to Agilent or any Agilent Affiliate, together with all related Tax accounting work papers, not later than five (5) days after the receipt of a written request therefor. In addition, Hewlett-Packard will provide employees of Agilent responsible for preparing its Tax Returns with access to any private letter rulings, together with any requests therefor and related documents, issued to Hewlett-Packard prior to the Distribution Date, and will provide Agilent with a copy of such rulings or documents to the extent that the issues discussed therein are relevant to Agilent or an Agilent Affiliate, not later than five (5) days after the receipt of a written request therefor.

          (c) After the date of this Agreement, Hewlett-Packard shall afford Agilent access to employees and officers of Hewlett-Packard as Agilent reasonably requests, on a mutually convenient basis during normal business hours to aid Agilent in preparing any Tax Return described in Section 2.1(b) of this Agree ment or to contest any Audit of any such Tax Return.

          (d) Notwithstanding any other provision of this Agree ment, no member of the Hewlett-Packard Group shall be required to provide Agilent or any Agilent Affiliate access to or copies of (1) any information that relates to Hewlett-Packard or any Hewlett-Packard Affiliate and not to the business or assets of Agilent or any Agilent Affiliate, (2) any information as to which any member of the Hewlett-Packard Group is entitled to assert the protection of any Privilege, or (3) any information as to which any member of the Hewlett-Packard Group is subject to an obligation with a third-party to maintain the confidentiality of such information. Hewlett-Packard shall use reasonable efforts to separate any such information from any other information to which Agilent is entitled to under this Agreement. To the extent that Hewlett-Packard redacts or otherwise withholds any information pursuant to this Section 2.2(d), Hewlett-Packard shall provide Agilent with an index of such information.

          (e) To the extent that Agilent acquires Tax Return software from Hewlett-Packard, any information that relates solely to Hewlett-Packard (and not to the business or assets of Agilent) that is included in such software shall be deleted from such software as soon as practicable (unless such removal would adversely affect the Agilent information included in such software) and Agilent shall inform Hewlett-Packard of the deletions that are made.

          2.3  Manner of Filing Tax Returns.
               ----------------------------

               (a) All Tax Returns filed after the date of this Agreement by Hewlett-Packard, any Hewlett-Packard Affiliate, Agilent and/or any Agilent Affiliate shall be (1) prepared in a manner that is consistent with (A) the Ruling Documents and (B) Sections 5.6 and 5.8 of this Agreement, and (2) filed on a timely basis (including extensions) by the party responsible for such filing under Section 2.1 of this Agreement.

               (b) Hewlett-Packard and Agilent, for itself and the Agilent Affiliates, agree to file all Tax Returns for any Pre-Spinoff Period, and to take all other actions in a manner consistent with the position that Agilent and the Agilent Affiliates are part of any Consolidated Group and any Combined Group for all days through and including the Distribution Date.

               (c)  Except as otherwise provided in this Section 2.3 or Sections
2.4 and 7.6 of this Agreement, the party that is required to file a return under
Section 2.1 of this Agreement (the "Filing Party") shall have the exclusive right to determine (1) the manner in which such Tax Return shall be prepared and filed, including the elections, methods of accounting, positions, conventions and principles of taxation to be used and the manner in which any Tax Item shall be reported, (2) whether any extensions may be requested, (3) the elections that will be made in such Tax Return, (4) whether any amended Tax Returns shall be filed, (5) whether any claims for refund shall be made, (6) whether any refunds shall be paid by way of refund or credited against any liability for the related Tax, and (7) whether to retain outside specialists to prepare such Tax Return, whom to retain for such purpose and the scope of any such retainer.

               (d) In the event that a Tax Item affects a Tax Return described in Section 2.1(a) of this Agreement and also affects a Tax Return de scribed in
Section 2.1(b) of this Agreement that is filed after the date of this Agree ment, Agilent or the Agilent Affiliate preparing, or causing the preparation of, such Tax Return under Section 2.1(b) of this Agreement shall conform the treatment of such Tax Item in such Tax Return described in Section 2.1(b) of this Agreement to the treatment of such Tax Item in the applicable Tax Return described in Section 2.1(a) of this Agreement.

               (e) Any Tax Return described in (1) Section 2.1(a) of this Agreement (but only with respect to Tax Items of Agilent or an Agilent Affiliate) or (2) Section 2.1(b) of this Agreement, in either case which Tax Return is filed after the date of this Agreement, shall be prepared on a basis consistent with the elections, methods of accounting, positions, conventions and principles of taxation and the manner in which any Tax Item or other information is reported as reflected on the most recently filed prior Tax Returns involving similar matters. The preceding sentence shall not apply (1) to the extent otherwise required by Section 2.3(a)(1) of this Agreement, (2) if Agilent obtains Hewlett-Packard's prior written consent (which consent shall not be unreasonably withheld), or (3) if there is a change in controlling law.

               (f) Any Tax Return filed by Hewlett-Packard or Agilent with respect to any Pre-Spinoff Period will be filed in conformance with Hewlett-Packard's existing intercompany pricing guidelines and rulings, except to the extent that Agilent enters into an advanced pricing agreement with the Service that provides for different intercompany pricing guidelines and any such agreement does not result in any Tax Detriment to Hewlett-Packard with respect to the Interim Period.

          2.4  Review of Tax Returns.
               ---------------------

               (a) The Filing Party shall provide the other party (the "Non-Filing Party") a draft copy of any Tax Return that the Filing Party has pre pared, together with all related Tax and accounting work papers, not later than ___________ (__) days before the due date, including extensions, for filing such Tax Return with the applicable Tax Authority; provided, however, that Hewlett -
                                              --------  -------
Packard may redact portions of any such Tax Return or related work papers to the extent that the information set forth therein does not reasonably relate to Agilent or any Agilent Affiliate. To the extent that Hewlett-Packard makes any such redactions, Hewlett-Packard will provide an index of such redactions to Agilent.

               (b) The Filing Party shall accept any request by the Non-Filing Party, that is made not later than one hundred five (105) days before the due date, including extensions, for filing the applicable Tax Return, to incorporate any election, method of accounting or other position, convention or principle of taxation on such Tax Return to the extent that it relates to a Tax Item with respect to the Non-Filing Party or any affiliate thereof, or the activities or business of either, provided that, if reasonably requested by the Filing Party, and if the amount of Taxes to which such request relates for which the Non-Filing Party could be liable under this Agreement does not exceed one million dollars ($1,000,000.00), the Non-Filing Party produces a written opinion of nationally recognized tax counsel that there is substantial authority (within the meaning of Section 6662 of the Code) in support of such election, method of accounting or other position, convention or principle of taxation.

               (c) Hewlett-Packard shall make its employees reasonably available, to the extent consistent with Hewlett-Packard's process for preparing a Consolidated Return or a Combined Return, at mutually convenient times during normal business hours to discuss information pertinent to Agilent or any Agilent Affiliate contained in such Consolidated Return or Combined Return prior to the date on which Hewlett-Packard intends to file such Consolidated Return or Combined Return.

          2.5  Agent.   Agilent hereby irrevocably designates, and agrees to
               -----
cause each Agilent Affiliate to so designate, Hewlett-Packard as its sole and exclusive agent and attorney-in-fact to take such action (including execution of documents) as Hewlett-Packard, in its sole discretion, may deem appropriate in any and all matters (including Audits) relating to any Tax Return described in
Section 2.1(a) of this Agreement; provided, however, that Hewlett-Packard shall
                                  --------  -------
not exercise its rights as agent and attorney-in-fact in any manner that is inconsistent with the rights granted to Agilent under this Agreement, and nothing in this Section 2.5 shall limit the rights granted to Agilent under this Agreement.

Section3. Tax Sharing

          3.1  In General.
               ----------

               (a) Except as otherwise provided in this Agreement, Hewlett-Packard shall be responsible for, and shall indemnify and hold harmless Agilent against, all Taxes that relate to Hewlett-Packard, any Hewlett-Packard Affiliate, Agilent or any Agilent Affiliate for all Pre-Separation Periods other than (1) Restructuring Taxes or (2) Taxes of an Agilent Historic Affiliate for periods before its acquisition by the Hewlett-Packard Group.

               (b) For each Interim Period, Agilent shall be liable for an amount equal to the sum of the Agilent Group Federal Income Tax Liability and the

Agilent Group Combined Tax Liability for such taxable period.

          3.2  Agilent Group Federal Income Tax Liability.  No later than
               ------------------------------------------
_________ (__) days after the filing of the Consolidated Return for the Interim Period, Hewlett-Packard and Agilent shall prepare a Pro Forma Agilent Group Consolidated Return. The Agilent Group Federal Income Tax Liability shall be the Agilent Group's liability for Federal Income Taxes for such taxable period, as determined on such Pro Forma Agilent Group Consolidated Return prepared:

               (a) on the basis of the Consolidated Return for such period, determined by including only Tax Items of members of the Agilent Group which are included in the Consolidated Return and by allocating Tax Assets to the Agilent Group to the extent that the Tax Asset was created by a member of the Agilent Group and such Tax Asset was actually utilized on the relevant Consolidated Return; and

               (b) applying the highest marginal corporate Tax rate in effect for such taxable period (or any portion thereof).

          3.3  Agilent Group Combined Tax Liability.  With respect to any
               ------------------------------------
Interim Period, the Agilent Group Combined Tax Liability shall be the sum for such taxable period of the Agilent Group's liability for each Non-Federal Combined Tax, as determined on a Pro Forma Agilent Group Combined Return prepared in a manner consistent with the principles and procedures set forth in
Section 3.2 of this Agreement.

          3.4  Cooperation.  Hewlett-Packard shall make its employees available
               -----------
to Agilent, at mutually convenient times during normal business hours, as Agilent reasonably requests, to explain each Pro Forma Agilent Group Consolidated Return prepared after the date of this Agreement pursuant to
Section 3.2 of this Agreement and each Pro Forma Agilent Group Combined Return prepared after the date of this Agreement pursuant to Section 3.3 of this Agreement. Hewlett-Packard shall accept all reasonable suggestions made by Agilent to incorporate any election, method of accounting or other position, convention or principle of taxation on such Pro Forma Agilent Group Consolidated Returns and Pro Forma Agilent Group Combined Returns, provided that, if
                                                      --------
requested by Hewlett-Packard, Agilent produces a written opinion of nationally recognized tax counsel that there is substantial authority (within the meaning of Section 6662 of the Code) in support of such election, method of accounting or other position, convention or principle of taxation.

Section 4. Payment of Taxes and Tax Sharing Amounts

           4.1  Federal Income Taxes.  Hewlett-Packard shall pay (or cause to be
                --------------------
paid) to the Service all Federal Income Taxes, if any, of any Consolidated Group due and payable for all Pre-Spinoff Periods.

           4.2  Non-Federal Combined Taxes.  Hewlett-Packard shall pay (or cause
                --------------------------
to be paid) to the appropriate Tax Authorities all Non-Federal Combined Taxes, if any, of any Combined Group due and payable for all Pre-Spinoff Periods.

           4.3  Non-Federal Separate Taxes.  Agilent shall pay (or cause to be
                --------------------------
paid) to the appropriate Tax Authorities all Non-Federal Separate Taxes, if any, that relate to the Agilent Group and any Agilent Affiliate, and Hewlett-Packard shall pay (or cause to be paid) to the appropriate Tax Authorities all Non-Federal Separate Taxes, if any, that relate to the Hewlett-Packard Group or any Hewlett-Packard Affiliate.

           4.4  Other Federal Taxes.  The parties shall each pay (or cause to be
                -------------------
paid) to the appropriate Tax Authorities all of their respective Federal Taxes (excluding Federal Income Taxes for Pre-Spinoff Periods, which are governed by
Section 4.1 of this Agreement), if any.

           4.5  Tax Sharing Installment Payments.
                --------------------------------

                (a) Federal Income Taxes. Not later than _________ (__) business
                    --------------------
days prior to each Estimated Tax Installment Date with respect to Federal Income Taxes for any Interim Period, Hewlett-Packard shall notify Agilent of its determination, under the principles of Section 6655 of the Code, of the estimated amount of the related installment of the Agilent Group Federal Income Tax Liability. Agilent shall pay to Hewlett-Packard not later than such Estimated Tax Installment Date the amount thus determined.

                (b) Non-Federal Combined Taxes. Not later than ________ (__)
                    --------------------------
business days prior to each Estimated Tax Installment Date with respect to Non-Federal Combined Taxes for any Interim Period, Hewlett-Packard shall notify Agilent of its determination of the estimated amount of the related installment of the Agilent Group Combined Tax Liability. Agilent shall pay to Hewlett-Packard not later than such Estimated Tax Installment Date the amount thus determined.

           4.6  Tax Sharing True-up Payments.
                ----------------------------

               (a) Federal Income Taxes. Not later than _________ (__) business
                   --------------------
days after a Consolidated Return is filed with respect to any Interim Period, Hewlett-Packard shall deliver to Agilent a Pro Forma Agilent Group Consolidated Return reflecting the Agilent Group Federal Income Tax Liability. Not later than _______ (__) business days after the date of delivery, Agilent shall pay to Hewlett-Packard, or Hewlett-Packard shall pay to Agilent, as appropriate, an amount equal to the difference, if any, between the Agilent Group Federal Income Tax Liability for such period and the aggregate amount paid by Agilent with respect to such period under Section 4.5(a) of this Agreement.

               (b) Non-Federal Combined Taxes. Not later than ______ (__) days
                   ---------------------------
after a Combined Return is filed with respect to any Interim Period, Hewlett-Packard shall deliver to Agilent a schedule based upon the Pro Forma Agilent Group Combined Returns for such period reflecting the Agilent Group Combined Tax Liability for such period. Not later than ________ (__) business days after the date of delivery, Agilent shall pay to Hewlett-Packard, or Hewlett-Packard shall pay to Agilent, as appropriate, an amount equal to the difference, if any, between the Agilent Group Combined Tax Liability for such period and the amount paid by Agilent with respect to such period under Section 4.5(b) of this Agreement.

          4.7  Redetermination Amounts.
               -----------------------

               (a) For any Interim Period, in the event of a redetermination of any Tax Item of any member of a Consolidated Group or Combined Group (other than Tax Items relating to Additional Restructuring Taxes, which are the subject to
Section 5 of this Agreement), as a result of a refund of Taxes paid, a Final Determination or any settlement or compromise with any Tax Authority, Hewlett-Packard and Agilent shall prepare jointly, in accordance with the principles and procedures set forth in Section 3 of this Agreement, revised Pro Forma Agilent Consolidated Returns and/or revised Pro Forma Agilent Combined Returns, as appropriate, to reflect the redetermination of such Tax Item as a result of such refund, Final Determination, settlement or compromise. Agilent shall pay to Hewlett-Packard, or Hewlett-Packard shall pay to Agilent, as appropriate, an amount equal to the difference, if any, between the Tax liability reflected on such revised pro forma tax returns and the Tax liability for such period as originally computed pursuant to Section 3 of this Agreement.

               (b) To the extent that Agilent is compensated for the use of a Tax Asset on a Consolidated Return or Combined Return, and such use permanently prevents Hewlett-Packard from using a Tax Asset in a subsequent period, then Agilent shall reimburse Hewlett-Packard for such amount.

               (c) To the extent that Hewlett-Packard receives a refund with respect to Taxes paid on a Separate Return of an Agilent Historic Affiliate for any Pre-Separation Period, Hewlett-Packard shall pay the amount of such refund to Agilent.

Section 5.     Restructuring Taxes and Deconsolidation

               5.1  Liability for Restructuring Taxes.
                    ---------------------------------

                    (a) In General. Except as otherwise provided in this
                        ----------
Agreement, all Contemplated Domestic Restructuring Taxes and all Contemplated Foreign Restructuring Taxes shall be the obligation of the entity that is liable for such Taxes under the Tax Law.

                    (b) Increases in Restructuring Taxes. In the event that
                        --------------------------------
Hewlett-Packard, any Hewlett-Packard Affiliate, Agilent, or any Agilent Affiliate incurs any Domestic Restructuring Taxes or Foreign Restructuring Taxes other than Contemplated Domestic Restructuring Taxes or Contemplated Foreign Restructuring Taxes, the amount of such additional Taxes (the "Additional Restructuring Taxes") shall be allocated between Hewlett-Packard and Agilent as follows:

                         (i)  Liability for Breach of Representation. To the
                              --------------------------------------
extent that any Additional Restructuring Taxes are primarily attributable to a breach of representation made by Agilent pursuant to Section 5.2 of this Agreement, then one hundred percent (100%) of the amount of such Additional Restructuring Taxes shall be allocated to Agilent. To the extent that any Additional Restructuring Taxes are primarily attributable to a breach of representation made by Hewlett-Packard pursuant to Section 5.3 of this Agreement, then one hundred percent (100%) of the amount of such Additional Restructuring Taxes shall be allocated to Hewlett-Packard.

                         (ii) Other Liability.  Except as provided in Section
                              ---------------
5.1(b)(i), any Additional Restructuring Taxes shall be allocated eighty-two percent (82%) to Hewlett-Packard and eighteen percent (18%) to Agilent.

               5.2  Agilent Representations and Covenants. Agilent, for itself
                    -------------------------------------
and the Agilent Affiliates, hereby represents, warrants and covenants that:

                    (a) Agilent has reviewed the information and representations made in the Ruling Documents (and any Supplemental Ruling

Documents) and, to its knowledge, all of such information or representations that relate to Agilent or any Agilent Affiliate, or the business or operations of either, including the representations set forth in Appendix F to this Agreement, are true, correct and complete.

               (b) Agilent will not, and will cause each Agilent Affiliate not to, take any action, or fail or omit to take any action, that would cause any of the information or representations made in the Ruling Documents or Supplemental Ruling Documents that relate to Agilent or any Agilent Affiliate, or the business or operations of either, including the representations set forth in Appendix F to this Agreement, to be untrue, regardless of whether such information or representations were included in the Initial Private Letter Ruling (or any Supplemental Ruling).

               (c) Neither Agilent nor any Agilent Affiliate will, directly or indirectly, during the Restriction Period:

                      (i) enter into, or otherwise be a party to, any transaction or arrangement (including, without limitation, stock issuances, stock acquisitions, and transactions involving the stock or substantially all of the assets of Agilent or any Agilent Affiliate) pursuant to which one or more persons acquire stock of Agilent or any Agilent Affiliate representing a "50-percent or greater interest" within the meaning of Section 355(d)(4) of the Code that would cause Section 355(e) of the Code to apply to any Applicable Spinoff; or

                      (ii) take or fail to take any other action (including, without limitation, any cessation, transfer to affiliates or disposition of its active trade or business, and certain reacquisitions of its stock and payments of extraordinary dividends to its shareholders) that would cause any Applicable Spinoff to fail to qualify for nonrecognition of gain or loss under Section 355 of the Code.

               (d) During the Restriction Period:

                      (i) neither Agilent nor any Agilent Affiliate will, directly or indirectly, in a single transaction or in a series of transactions specified below, which, when aggregated with all other such specified transactions undertaken during the Restriction Period, would involve the acquisition (determined under the principles of Section 355 of the Code) by one or more persons of more than thirty-five percent (35%) of the stock of Agilent or any Agilent Affiliate (including stock issued by Agilent in the IPO):

                          (1) issue stock or other equity interests of Agilent or any Agilent Affiliate (including, without limitation, options, rights, warrants or securities exercisable for, or convertible into stock of Agilent or any Agilent Affiliate, or any similar arrangement); or

                          (2) redeem, purchase or otherwise reacquire any of its capital stock (other than through stock purchases meeting the requirements of section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696);

                    (ii) Agilent will not liquidate or merge with or into any other entity; and

                    (iii) no Agilent Affiliate will liquidate or merge with or into any other entity [(other than in an intragroup liquidation or merger that would not affect the qualification of an Applicable Spinoff as a reorganization under Sections 368(a) and/or 355 of the Code)];

unless (1) Hewlett-Packard consents in writing, which consent shall not be unreasonably withheld, or (2) Hewlett-Packard obtains, at Agilent's request, a Supplemental Ruling from the applicable Tax Authority that such transaction or series of transactions will not adversely affect the Tax treatment of any Applicable Spinoff. If the Service issues guidance or Treasury Regulations are issued under Section 355(e) of the Code, the parties hereby agree to meet to review the conditions and requirements set forth in this Section 5.2(d) and to consider making appropriate revisions thereto. Not later than five (5) days prior to consummating any of the transactions described in the preceding sentence, Agilent shall provide notice of such transaction to the Agilent VP and (except as otherwise prohibited by any confidentiality agreement with a third-party) to the Hewlett-Packard VP. Nothing in this Section 5.2(d) shall limit the liability of either party to this Agreement for any Restructuring Taxes that are the responsibility of such party under this Agreement.

               (e) [Need to insert representations with respect to the foreign law aspects of the Foreign Restructuring.]

               (f) [Need to insert representations with respect to the state/local law aspects of the Domestic Restructuring.]

               (g) Agilent recognizes that any failure by it or any Agilent Affiliate to comply with their obligations under this Section 5.2 may result in Additional Restructuring Taxes which could cause irreparable harm to Hewlett-Packard, the Hewlett-Packard Affiliates and their stockholders, and that such persons may be inadequately compensated by monetary damages for such failure. Accordingly, if (1) Agilent or any Agilent Affiliate shall fail to comply with any obligation under this Section 5.2 which would be reasonably foreseeable to result in any Additional Restructuring Taxes, and (2) Agilent shall fail to provide Hewlett-Packard with a written opinion of nationally recognized tax counsel that such failure to comply with such obligation will not result in any increase in Taxes of Hewlett-Packard or any Hewlett-Packard Affiliate, and such opinion is provided to Hewlett-Packard for its review and approval, which approval will not be unreasonably withheld, then Hewlett-Packard and each Hewlett-Packard Affiliate shall be entitled to injunctive relief in addition to all other remedies.

          5.3  Hewlett-Packard Representations.  Hewlett-Packard, for itself and
               -------------------------------
the Hewlett-Packard Affiliates, hereby represents, warrants and covenants that:

               (a) Hewlett-Packard will not, and will cause each Hewlett-Packard Affiliate not to, take any action, or fail or omit to take any action, that would cause any of the information or representations made in the Ruling Documents or Supplemental Ruling Documents to be untrue, regardless of whether such information or representations were included in the Initial Private Letter Ruling (or any Supplemental Ruling).

               (b) Neither Hewlett-Packard nor any Hewlett-Packard Affiliate will, directly or indirectly, during the Restriction Period:

                      (i) enter into, or otherwise be a party to, any transaction or arrangement (including, without limitation, stock issuances, stock acquisitions, and transactions involving the stock or substantially all of the assets of Hewlett-Packard or any Hewlett-Packard Affiliate) pursuant to which one or more persons acquire stock of Hewlett-Packard or any Hewlett-Packard Affiliate representing a "50-percent or greater interest" within the meaning of Section 355(d)(4) of the Code that would cause Section 355(e) of the Code to apply to any Applicable Spinoff; or

                         (ii) take or fail to take any other action (including,
without limitation, any cessation, transfer to affiliates or disposition of its active trade or business, and certain reacquisitions of its stock and payments of extraordinary dividends to its shareholders) that would cause any Applicable Spinoff to fail to qualify for nonrecognition of gain or loss under Section 355 of the Code.

               (c) [Need to insert representations with respect to the foreign law aspects of the Foreign Restructuring.]

               (d) [Need to insert representations with respect to the state/local law aspects of the Domestic Restructuring.]

               (e) Hewlett-Packard recognizes that any failure by it or any Hewlett-Packard Affiliate to comply with their obligations under this Section
5.3 may result in Additional Restructuring Taxes which could cause irreparable harm to Agilent, the Agilent Affiliates and their stockholders, and that such persons may be inadequately compensated by monetary damages for such failure. Accordingly, if (1) Hewlett-Packard or any Hewlett-Packard Affiliate shall fail to comply with any obligation under this Section 5.3 which would be reasonably foreseeable to result in any Additional Restructuring Taxes, and (2) Hewlett-Packard shall fail to provide Agilent with a written opinion of nationally recognized tax counsel that such failure to comply with such obligation will not result in any increase in Taxes of Agilent any Agilent Affiliate, and such opinion is provided to Agilent for its review and approval, which approval will not be unreasonably withheld, then Agilent and each Agilent Affiliate shall be entitled to injunctive relief in addition to all other remedies.

          5.4  Private Letter Rulings.
               ----------------------

               (a) Information. Hewlett-Packard has provided Agilent with a copy
                   -----------
of the Initial Private Letter Ruling and copies of the Ruling Documents submitted on or prior to the date hereof, and shall provide Agilent with copies of any additional Ruling Documents prepared after the date hereof prior to the submission of such Ruling Documents to a Tax Authority.

               (b)  Supplemental Rulings.
                    --------------------

                         (i) In General. Hewlett-Packard agrees that at the
                             ----------
reasonable request of Agilent, Hewlett-Packard shall cooperate with Agilent and use its reasonable best efforts to seek to obtain, as expeditiously as possible, a Supplemental Ruling or other guidance from the Service or any other Tax Authority for the purpose of confirming (1) the continuing validity of (A) the Initial Private Letter Ruling, (B) any similar ruling issued by any Tax Authority addressing the application of a provision of the laws of another jurisdiction to the Internal Distribution or the Public Distribution and/or (C) any Supplemental Rulings issued previously, and (2) compliance on the part of Agilent or an Agilent Affiliate with its obligations under Section 5.2 of this Agreement. However, Hewlett-Packard shall not be obligated to seek a Supplemental Ruling if it reasonably believes that seeking such Supplemental Ruling would adversely affect Hewlett-Packard or any Hewlett-Packard Affiliate. Further, in no event shall Hewlett-Packard be required to file any Supplemental Ruling unless Agilent represents that (1) it has read the request for the Supplemental Ruling and any materials, appendices and exhibits submitted or filed therewith (the "Supplemental Ruling Documents") and (2) all information and representations, if any, relating to Agilent and any Agilent Affiliate contained in the Supplemental Ruling Documents are true, correct and complete in all material respects. Agilent shall reimburse Hewlett-Packard for all costs and expenses incurred by Hewlett-Packard in obtaining a Supplemental Ruling requested by Agilent. Agilent hereby agrees that only Hewlett-Packard shall apply for a Supplemental Ruling. Agilent further agrees that it shall not seek any guidance (whether written or oral) from the Service or any other Tax Authority concerning the Spinoff except as set forth in this Section 5.4(b).

                    (ii) Participation Rights. If Hewlett-Packard determines to
                         --------------------
obtain a Supplemental Ruling or other guidance after the date of this Agreement:
(1) Hewlett-Packard shall keep Agilent informed in a timely manner of all material actions taken or proposed to be taken by Hewlett-Packard in connection therewith; (2) Hewlett-Packard shall (A) reasonably in advance of the submission of any such Supplemental Ruling Documents, provide Agilent with a draft copy thereof, (B) reasonably consider Agilent's comments on such draft copy, and (C) provide Agilent with a final copy; and (3) to the extent that such Supplemental Ruling relates to Agilent or any Agilent Affiliate, Hewlett-Packard shall (A) incorporate Agilent's comments on all submissions of Supplemental Ruling Documents, and (B) provide Agilent with notice reasonably in advance of, and Agilent shall have the right to attend, any meetings with the Tax Authority (subject to the approval of the Tax Authority) that relate to such Supplemental Ruling.

          5.5  Carrybacks.
               ----------

               (a) In General. Hewlett-Packard agrees to pay to Agilent the
                   ----------
Federal Income Tax Benefit from the use in any Pre-Spinoff Period (the "Carryback Period") of a carryback of any Tax Asset of the Agilent Group from a Post-Distribution Period; provided, however, that if such carryback permanently
                          --------  -------
prevents Hewlett-Packard from using a Tax Asset, Agilent shall reimburse Hewlett-Packard for such payment. The Federal Income Tax Benefit of a carryback of a Tax Asset shall be considered equal to the greater of (1) the increase in the amount Hewlett-Packard would have paid Agilent or (2) the decrease in the amount Agilent would have paid Hewlett-Packard had the amount of such Tax Asset applied to the Carryback Period arisen in such Carryback Period and the provisions of Section 3 of this Agreement applied to such period. If subsequent to the payment by Hewlett-Packard to Agilent of the Federal Income Tax Benefit of a carryback of a Tax Asset of the Agilent Group, there shall be a Final Determination which results (1) in a disallowance or a reduction of the Tax Asset so carried back or (2) a reduction in the amount of such Federal Income Tax Benefit, Agilent shall repay to Hewlett-Packard any amount which would not have been payable to Agilent pursuant to this Section 5.5 had the amount of the benefit been determined in light of these events. Agilent shall indemnify Hewlett-Packard and hold it harmless from and against any interest, addition to Tax or penalty payable by any member of the Hewlett-Packard Group as a result of any such event. Nothing in this Section 5.5 shall require Hewlett-Packard to file an amended Tax Return or claim for refund of Federal Income Taxes; provided, however, that Hewlett-Packard shall use its reasonable best efforts to
--------  -------
use any carryback of a Tax Asset of the Agilent Group that is carried back under this Section 5.5. Nothing in this Agreement is intended to limit the ability of Agilent and the Agilent Affiliates to implement Tax planning strategies designed to reduce or eliminate any carryback of any Tax Assets of the Agilent Group from any Post-Distribution Period to any Interim Period.

                    (b) Net Operating Losses. Notwithstanding any other
                        --------------------
provision of this Agreement, unless Hewlett-Packard otherwise expressly agrees in writing, Agilent hereby expressly agrees to elect (under Section 172(b)(3) of the Code and, to the extent feasible, any similar provision of any state, local or foreign Tax Law) to relinquish any right to carryback net operating losses (in which event no payment shall be due from Hewlett-Packard to Agilent in respect of such net operating losses).

               5.6  Allocation of Tax Items. All Tax computations for (1) any
                    -----------------------
Interim Periods ending on the Distribution Date and (2) the immediately following taxable period of Agilent or any Agilent Affiliate, shall be made pursuant to the principles of Section 1.1502-76(b) of the Treasury Regulations or of a corresponding provision under the laws of other jurisdictions, as determined by Hewlett-Packard, taking into account all reasonable suggestions made by Agilent with respect thereto. [Discuss whether to elect to ratably allocate under 1.1502-76(b)(2)(ii).]

               5.7  Continuing Covenants. Hewlett-Packard and Agilent agree (1)
                    --------------------
not to take, or to cause their respective affiliates to take, any action reasonably expected to result in an increased Tax liability to the other, a reduction in a Tax Asset of the other or an increased liability to the other under this Agreement and (2) to take (or cause their respective affiliates to take) any action reasonably requested by the other that would reasonably be expected to result in a Tax Benefit or avoid a Tax Detriment to the other, provided that such action does not result in any additional cost not fully compensated for by the requesting party. The parties hereby acknowledge that the preceding sentence is not intended to limit, and therefore shall not apply to, the rights of the parties with respect to matters otherwise covered by this Agreement.

               5.8  Allocation of Tax Assets.
                    ------------------------

                    (a) In General. Hewlett-Packard and Agilent shall cooperate
                        ----------
in determining the allocation of any Tax Assets among Hewlett-Packard, each Hewlett-Packard Affiliate, Agilent and each Agilent Affiliate that is occasioned by the Spinoff. The parties hereby agree that in the absence of controlling legal authority, Tax Assets shall be allocated to the legal entity that incurred the cost or burden associated with the creation of such Tax Asset.

                    (b) Earnings and Profits. Before the first anniversary of
                        --------------------
the Public Distribution, Hewlett-Packard will advise Agilent in writing of the decrease in Hewlett-Packard earnings and profits attributable to the Public Distribution under Section 312(h) of the Code, as well as the amounts of any allocations required under Temp. Treas. Reg. (S) 7.367(b)-10T or Treas. Reg.
(S)(S) 1.1248-2 or -3, as a result of the Spinoff; provided however, that
                                                   -------- -------
Hewlett-Packard shall provide Agilent with estimates of such amounts (determined in accordance with past practice) prior to such anniversary as reasonably requested by Agilent.

               5.9  Japan Restructuring Taxes.
                    -------------------------

                    (a) In General. Agilent shall be liable for the Contemplated
                        ----------
Restructuring Tax set forth on Appendix D to this Agreement and any Additional Restructuring Tax with respect to the sale of the Hewlett-Packard Business by Hewlett-Packard Japan to [Hewlett-Packard KK] ("Japan Restructuring Tax"). Hewlett-Packard or a Hewlett-Packard Affiliate shall provide Agilent or an Agilent Affiliate with funding as of November 1, 1999 in an amount equal to the sum of:

                         (i) one hundred percent (100%) of the amount of any
Contemplated Japan Restructuring Tax to the extent that the parties reasonably expect any foreign tax credits attributable thereto to be allocated to [Hewlett-Packard KK] for Federal Income Tax purposes; plus

                         (ii)  sixty percent (60%) of the amount of the
remaining Contemplated Japan Restructuring Tax.

In addition, Hewlett-Packard or a Hewlett-Packard Affiliate shall further pay Agilent (or an Agilent Affiliate designated by Agilent) eighty-two percent (82%) of any Additional Japan Restructuring Tax that is imposed with respect to such sale.

               (b) Use of Foreign Tax Credits by Hewlett-Packard. To the extent
                   ---------------------------------------------
that Hewlett-Packard or a Hewlett-Packard Affiliate receives a Tax Benefit attributable to an increase in foreign tax credits (other than credits taken into account under paragraph (a)(i) of this Section 5.9) by reason of the Japan Restructuring Tax (such Tax Benefit determined by measuring the incremental impact on Hewlett-Packard's liability solely as a result of the Japan Restructuring Tax), Hewlett-Packard shall pay Agilent forty percent (40%) of its Tax Benefit, to the extent that such credits relate to the Contemplated Japan Restructuring Tax, and eighteen percent (18%) of its Tax Benefit, to the extent that such credits relate to an Additional Japan Restructuring Tax. The preceding sentence shall apply to a Tax Benefit with respect to Hewlett-Packard's liability on the Consolidated Return for the fiscal year ending October 31, 2000 only to the extent that such Tax Benefit is not attributable to foreign tax credits treated as used on the Pro Forma Agilent Consolidated Return for such period.

               (c) Use of Foreign Tax Credits by Agilent. To the extent that
                   -------------------------------------
Agilent receives a Tax Benefit attributable to an increase in foreign tax credits by reason of the Japan Restructuring Tax (such Tax Benefit determined by measuring the incremental impact on Agilent's liability solely as a result of the credit for Japan Restructuring Tax), Agilent shall pay Hewlett-Packard sixty percent (60%) of its Tax Benefit, to the extent that such credits relate to the Contemplated Japan Restructuring Tax, and eighty-two percent (82%) of its Tax Benefit, to the extent that such credits relate to an Additional Japan Restructuring Tax. For purposes of the preceding sentence Agilent shall be treated as receiving a Tax Benefit for the Interim Period only to the extent any credits are treated as used on the Pro Forma Agilent Consolidated Return for such period.

               (d) Subsequent Adjustments. If taking into account subsequent
                   ----------------------
events (including, for example, carrybacks of other foreign tax credits and Final Determinations that affect foreign tax credit computations) one of the parties determines that it did not receive any portion of the Tax Benefit for which it previously had made a payment to the other party pursuant to paragraph
(b) or (c) of this Section 5.9, Agilent shall pay Hewlett-Packard, or Hewlett-Packard shall pay Agilent, as appropriate, an amount such that the net payment (if any) equals the portion of the net Tax Benefit (taking into account such subsequent events) specified in paragraph (b) or (c) of this Section 5.9.

          5.1  Japan Operating Taxes.
               ---------------------

               (a) Fiscal Year 1999 and Prior Periods.  If Agilent or any
                   ----------------------------------
Agilent Affiliate receives any Tax Benefit attributable to Japanese income Taxes accrued by Hewlett-Packard Japan with respect to its fiscal year 1999 or any prior period, Agilent shall pay the amount of such Tax Benefit to Hewlett-Packard; for this purpose Agilent's Tax Benefit shall be determined by measuring the incremental impact on Agilent's liability prior to taking into account the impact of any Japan Restructuring Tax, but after the impact of all other Tax Items to Agilent.

               (b) Fiscal Year 2000.  If Hewlett-Packard or any Hewlett-Packard
                   ----------------
Affiliate receives any Tax Benefit attributable to Japanese income Taxes accrued by Hewlett-Packard Japan with respect to its fiscal year 2000 (and such Tax Benefit is not otherwise reimbursed under Section 5 of this Agreement), Hewlett-Packard shall pay the amount of such Tax Benefit to Agilent; for this purpose Hewlett-Packard's Tax Benefit shall be determined by measuring the incremental impact on Hewlett-Packard's liability prior to taking into account the impact, of any Japan Restructuring Tax, but after the impact of all other Tax Items to Hewlett-Packard.

               (c) Subsequent Adjustments.  If taking into account subsequent
                   ----------------------
events (including, for example, carrybacks of other foreign tax credits and Final Determinations that affect foreign tax credit computations) one of the parties determines that it did not receive any portion of the Tax Benefit for which it previously had made a payment to the other party pursuant to paragraph
(a) or (b) of this Section 5.10, Agilent shall pay Hewlett-Packard, or Hewlett-Packard shall pay Agilent, as appropriate, an amount such that the net payment (if any) equals the portion of the net Tax Benefit (taking into account such subsequent events) specified in paragraph (a) or (b) of this Section 5.10.

 Section 6.   Additional Obligations

          6.1  Indemnification.
               ---------------

               (a) In General. Hewlett-Packard and each Hewlett-Packard
                   ----------
Affiliate shall jointly and severally indemnify Agilent, each Agilent Affiliate and their respective directors, officers and employees, and hold them harmless from and against any and all Taxes for which Hewlett-Packard or any Hewlett-Packard Affiliate is liable under this Agreement and any loss, cost, damage or expense, including reasonable attorneys' fees and costs, that is attributable to, or results from the failure of Hewlett-Packard, any Hewlett-Packard Affiliate or any director, officer or employee to make any payment required to be made under this Agreement. Agilent and each Agilent Affiliate shall jointly and severally indemnify Hewlett-Packard, each Hewlett-Packard Affiliate and their respective directors, officers and employees, and hold them harmless from and against any and all Taxes for which Agilent or any Agilent Affiliate is liable under this Agreement and any loss, cost, damage or expense, including reasonable attorneys' fees and costs, that is attributable to, or results from, the failure of Agilent, any Agilent Affiliate or any director, officer or employee to make any payment required to be made under this Agreement.

               (b) Inaccurate or Incomplete Information. Hewlett-Packard and
                   ------------------------------------
each Hewlett-Packard Affiliate shall jointly and severally indemnify Agilent, each Agilent Affiliate and their respective directors, officers and employees, and hold them harmless from and against any cost, fine, penalty, or other expense of any kind attributable to the negligence of Hewlett-Packard or any Hewlett-Packard Affiliate in supplying Agilent or any Agilent Affiliate with inaccurate or incomplete information, in connection with the preparation of any Tax Return. Agilent and each Agilent Affiliate shall jointly and severally indemnify Hewlett-Packard, each Hewlett-Packard Affiliate and their respective directors, officers and employees, and hold them harmless from and against any cost, fine, penalty, or other expenses of any kind attributable to the negligence of Agilent or any Agilent Affiliate in supplying Hewlett-Packard or any Hewlett-Packard Affiliate with inaccurate or incomplete information, in connection with the preparation of any Tax Return.

               (c) No Indemnification for Tax Attributes. Nothing in this
                   -------------------------------------
Agreement shall be construed as a guarantee of the existence or amount of any loss, credit, carryforward, basis or other Tax attribute, whether past, present or future, of Hewlett-Packard, any Hewlett-Packard Affiliate, Agilent or any Agilent Affiliate.

               (d) Payments. Except as otherwise provided under this Agreement,
                   --------
to the extent that one party (the "Indemnifying Party") has an indemnification obligation to the other party (the "Indemnitee") pursuant to this

Agreement, the Indemnitee shall provide the Indemnifying Party with its calculation of the amount of such indemnification payment. Such calculation shall provide sufficient detail to permit the Indemnifying Party to reasonably understand the calculations. All indemnification payments shall be made to the Indemnitee or to the appropriate Tax Authority as specified by the Indemnitee within the prescribed for payment in this agreement, or if no period is prescribed, within thirty (30) days after delivery by the Indemnitee to the Indemnifying Party of written notice of a payment by or the incurrence of such an amount based on a Final Determination, together with a computation of the amounts due.

               (e) Electronic Payments.  Any payment required under this
                   -------------------
Agreement in an amount in excess of one million dollars ($1,000,000.00) shall be made by electronic funds transfer of immediately available funds.

          6.2  Treatment of Payments.  Unless otherwise required by any Final
               ---------------------
Determination, the parties agree to treat any payments (other than payments of interest pursuant to Sections 5.5 or 6.4 of this Agreement and payments of After Tax Amounts pursuant to Section 6.3 of this Agreement) pursuant to this Agreement as relating back to the last taxable period beginning on or before the Distribution Date and, accordingly, as not includible in income.

          6.3  After Tax Amounts.  If pursuant to a Final Determination it is
               -----------------
determined that the receipt or accrual of any payment made under this Agreement (other than payments of interest pursuant to Sections 5.5 or 6.4 of this Agreement) is subject to any Tax, the party making such payment shall be liable for (a) the After Tax Amount with respect to such payment and (b) interest at the rate described in Section 6.4 of this Agreement on the amount of such Tax from the date such Tax accrues through the date of payment of such After Tax Amount. A party making a demand for a payment pursuant to this Agreement and for a payment of an After Tax Amount with respect to such payment shall separately specify and compute such After Tax Amount. However, a party may choose not to specify an After Tax Amount in a demand for payment pursuant to this Agreement without thereby being deemed to have waived its right subsequently to demand an After Tax Amount with respect to such payment.

          6.4  Interest.  Payments pursuant to this Agreement that are not made
               --------
within the period prescribed in this Agreement (the "Payment Period") shall bear interest for the period from and including the date immediately following the last date of the Payment Period through and including the date of payment (the

"Interest Accrual Period") at a per annum rate equal to the prime rate as published in The Wall Street Journal on the date of determination, plus two percent (2%). Such interest will be payable at the same time as the payment to which it relates and shall be calculated on the basis of a year of 365 days and the actual number of days for which due.

               6.5 Tax Records.  The parties hereby agree to retain and provide
                   -----------
on demand books, records, documentation and other information relating to any Tax Return until [the later of (1) the expiration of the applicable statute of limitations (giving effect to any extension, waiver or mitigation thereof) and
(2) in the event any claim is made under this Agreement for which such information is relevant, until a Final Determination with respect to such claim] [need to compare to general records retention agreement].

 Section 7.    Audits

               7.1  In General.
                    ----------

                    (a) Except as otherwise provided in this Agreement, the Filing Party shall have the right to control, contest, and represent the interests of Hewlett-Packard, any Hewlett-Packard Affiliate, Agilent or any Agilent Affiliate in any Audit relating to any Tax Return that the Filing Party is responsible for filing under Section 2.1 of this Agreement and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Audit. The Filing Party's rights shall extend to any matter pertaining to the management and control of an Audit, including execution of waivers, choice of forum, scheduling of conferences and the resolution of any Tax Item.

                    (b) Notwithstanding Section 7.1(a), for so long as Hewlett-Packard owns fifty percent (50%) or more of the outstanding stock (by vote or value) of Agilent, the entering into of any resolution, settlement or agreement or any decision in connection with (including the entering into of) any judicial or administrative proceeding relating to Taxes by Agilent or any Agilent Affiliate shall be subject to Hewlett-Packard's review and approval, which approval shall not be unreasonably withheld.

               7.2 Notice.  If after the date of this Agreement, Hewlett-Packard
                   ------
(or any Hewlett-Packard Affiliate) or Agilent (or any Agilent Affiliate) receives written notice of, or relating to, an Audit from a Tax Authority that asserts, proposes or recommends a deficiency, claim or adjustment that, if sustained, could result in Taxes for which the other party is responsible under this Agreement, then the party receiving such notice shall provide a copy of such notice to such other party within ten (10) days of receipt thereof.

          7.3   Participation Rights.
                --------------------

                (a) If a Tax Authority asserts, proposes or recommends a deficiency, claim or adjustment that, if sustained, would result in Taxes for which the Non-Filing is responsible under this Agreement, then the Filing Party shall keep the Non-Filing Party informed in a timely manner of all material actions taken or proposed to be taken by the Filing Party in connection with such deficiency, claim or adjustment.

                (b) In the case of an Audit with respect to a Tax Item for which the Non-Filing Party would be primarily responsible under this Agreement, the Filing Party shall:

                              (i)   in the case of any material correspondence
or filing submitted to the Tax Authority or any judicial authority that relates to the merits of such deficiency, claim or adjustment (1) reasonably in advance of such submission, but subject to applicable time constraints imposed by such Tax Authority or judicial authority, provide the Non-Filing Party with a draft copy of the portion of such correspondence or filing that relates to such deficiency, claim or adjustment, (2) incorporate, subject to applicable time constraints imposed by such Tax Authority or judicial authority, the Non-Filing Party's comments and changes on such draft copy of such correspondence or filing, and (3) provide the Non-Filing Party with a final copy of the portion of such correspondence or filing that relates to such deficiency, claim or adjustment; and

                              (ii)  provide the Non-Filing Party with notice
reasonably in advance of, and the Non-Filing Party shall have the right to attend, any meetings with the Tax Authority (including meetings with examiners) or hearings or proceedings before any judicial authority to the extent they relate to such deficiency, claim or adjustment.

                (c) If the Filing Party is reasonably satisfied that it will not adversely affect the exercise of any of the Filing Party's rights described in Section 7.1(a) of this Agreement with respect to other items, the Filing Party shall accept any suggestions made by the Non-Filing Party with respect to the resolution or settlement of, or agreement to, any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any Audit with respect to a Tax Item for which the Non-Filing Party would be primarily responsible under this Agreement.

          (d) At the Filing Party's reasonable request (or upon the Filing Party's consent to a request by the Non-Filing Party, which consent shall not be unreasonably withheld), the Non-Filing Party shall assume responsibility for (1) presenting the merits with respect to (A) any deficiency, claim or adjustment that, if sustained, would result in Taxes for which the Non-Filing Party is responsible under this Agreement, or (B) subject to Section 7.6 of this Agreement, any affirmative claim relating to a Tax Item of the Non-Filing Party, or (2) resolving, settling or agreeing to any such deficiency, claim or adjustment. Any such request (or consent) by the Filing Party shall be subject to the Non-Filing Party's continued compliance with the conditions of Section
7.4 of this Agreement and to such other conditions as the Filing Party reasonably determines to be appropriate to preserve the Filing Party's rights described in Section 7.1(a) of this Agreement.

     7.4  Limitations.
          -----------

          (a) In General.  The Filing Party shall have no obligation to contest,
              ----------
or to continue to contest, any deficiency, claim or adjustment and the Non-Filing Party shall have no rights to participate under Section 7.3 of this Agreement unless:

                    (i) if the amount in controversy with respect to any Tax Item for which the Non-Filing Party could be liable does not exceed one million dollars ($1,000,000.00), or if the amount in controversy relates to a Restructuring Tax for which the Filing Party could be primarily responsible under this Agreement, within thirty (30) days of a reasonable request by the Filing Party, the Non-Filing Party shall deliver to the Filing Party a written opinion of nationally recognized tax counsel to the effect that the Non-Filing Party's position with respect to such deficiency, claim or adjustment is supported by substantial authority (within the meaning of Section 6662 of the Code);

                    (ii) the Non-Filing Party shall have agreed to be bound by a Final Determination of such deficiency, claim or adjustment;

                    (iii) the Non-Filing Party shall have agreed to pay, and shall be currently paying, all reasonable out of pocket costs and expenses incurred by the Filing Party to contest such deficiency, claim or assessment including reasonable outside attorney's, accountants' and investigatory fees and disbursements;

                    (iv) the Non-Filing Party shall have advanced to the Filing Party, on an interest-free basis (and with no additional net after-tax cost to the Filing Party), the amount of Tax in controversy (but not in excess of either (A) the amount of Tax for which the Non-Filing Party could be liable under this Agreement or (B) the amounts actually expended by the Filing Party) to the extent necessary for the contest to proceed in the forum selected by the Filing Party, in its sole discretion;

                    (v) the Non-Filing Party shall have provided to the Filing Party all documents and information, and shall have made available employees and officers of the Non-Filing Party, as may be necessary, useful or reasonably required by the Filing Party in contesting such deficiency, claim or adjustment; and

                    (vi) the contest of such deficiency, claim or adjustment shall involve no material danger of the sale, forfeiture or loss of, or the creation of any lien on, any asset of the Filing Party (except if the Non-Filing Party shall have adequately bonded such lien or otherwise made provision to protect the interests of the Filing Party in a manner reasonably satisfactory to the Filing Party).

          (b) Settlement.  The Filing Party may resolve, settle or agree to any
              ----------
deficiency, claim or adjustment proposed, asserted or assessed in connection with any Audit of any Tax Return that it is responsible for filing under Section
2.1 of this Agreement without the Non-Filing Party's consent only if:

                    (i)    such resolution, settlement or agreement relates to
(A) a Tax Item that does not exceed one million dollars ($1,000,000.00) for which the Non-Filing Party could be liable, or (B) a Restructuring Tax for which the Filing Party could be primarily responsible under this Agreement;

                    (ii) the Non-Filing Party has been afforded a reasonable opportunity to have the merits of such deficiency, claim or adjustment presented to the relevant Tax Authority; and

                    (ii) the Filing Party is not otherwise continuing to pursue a contest with respect to another deficiency, claim or adjustment for such taxable period at the same administrative level and the Non-Filing Party fails to deliver to the Filing Party, within thirty (30) days of a reasonable request by the Filing Party, a written opinion of nationally recognized tax counsel, to the effect that the Non-Filing Party's position with respect to such deficiency, claim or adjustment should be reversed or substantially modified upon appeal in a manner favorable to the Non-Filing Party.

          (c) Litigation.  The Filing Party shall only have an obligation to
              ----------
appeal in a judicial forum a determination of any Tax Authority that, if sustained, would result in:

                    (i) a liability of the Non-Filing Party under this Agreement with respect to (A) a Tax Item that does not exceed one million dollars ($1,000,000.00), or (B) a Restructuring Tax for which the Filing Party could be primarily responsible under this Agreement, if within sixty (60) days of a request by the Filing Party, the Non-Filing Party shall deliver to the Filing Party a written opinion of nationally recognized tax counsel to the effect that such determination should be reversed or substantially modified upon appeal in a manner favorable to the Non-Filing Party; or

                    (ii) a liability of the Non-Filing Party under this Agreement that is not described in Section 7.4(c)(i), if within sixty (60) days of a request by the Filing Party, the Non-Filing Party shall deliver to the Filing Party a written opinion of nationally recognized tax counsel to the effect that it is more likely than not that such determination would be reversed or substantially modified upon appeal in a manner favorable to the Non-Filing Party.

For purposes of this Section 7.4(c), a "determination" of any Tax Authority does not include any settlement described in Section 7.4(b) of this Agreement.

          (d) Waiver.  Notwithstanding any other provision of this Section 7.4,
              ------
the Filing Party may resolve, settle, or agree to any deficiency, claim or adjustment for any taxable period that, if sustained, would result in (1) a Redetermination Amount resulting from a redetermination of a Tax Item of the Non-Filing Party or (2) any Restructuring Taxes for which the Non-Filing Party could be responsible under this Agreement if the Filing Party notifies the Non-Filing Party in writing that it waives the payment by the Non-Filing Party for such taxable period of any amount that would not be payable by the Non-Filing Party under this Agreement but for such deficiency, claim or adjustment (but not including amounts described in Section 7.4(a)(iii) of this Agreement that relate to the conduct to date of the contest). In such event, the Filing Party shall promptly reimburse the Non-Filing Party for all amounts previously advanced by the Non-Filing Party to the Filing Party in connection with such deficiency, claim or adjustment under Section 7.4(a)(iv) of this Agreement. In addition, the Filing Party shall reimburse the Non-Filing Party for any Tax Detriment that directly results from the settlement of such deficiency, claim or adjustment.
No waiver by the Filing Party under this Section 7.4(d) with respect to any deficiency, claim or adjustment relating to any single Tax Item, position, issue or transaction or relating to any single Tax for any one taxable period shall operate as a waiver with respect to any other deficiency, claim or adjustment.

          7.5  Failure to Notify, Etc.  The failure of the Filing Party promptly
               -----------------------
to notify the Non-Filing Party of any matter relating to a particular Tax for a taxable period or to take any action specified in Section 7.3 of this Agreement shall not relieve the Non-Filing Party of any liability and/or obligation which it may have to the Filing Party under this Agreement with respect to such Tax for such taxable period except to the extent that the Non-Filing Party's rights hereunder are materially prejudiced by such failure and in no event shall such failure relieve the Non-Filing Party of any other liability and/or obligation which it may have to the Filing Party.

          7.6  Affirmative Claims.
               ------------------

               (a) In General.  Subject to the principles of Sections 7.3 and
                   ----------
7.4 of this Agreement, Hewlett-Packard shall assert any affirmative claim (including, without limitation, by filing an amended return or claim for refund) relating to a Tax Item of a member of the Agilent Group to the relevant Tax Authority provided that (1) Agilent agrees in advance to provide full compensation to Hewlett-Packard for any cost or detriment to Hewlett-Packard or a Hewlett-Packard Affiliate that would result from successfully asserting such claim, and (2) Agilent reasonably requests that such claim be asserted within the applicable time period set forth in Section 7.6(b) or 7.6(c) of this Agreement. Hewlett-Packard may, in its sole discretion, assert any affirmative claim that does not satisfy the foregoing conditions or that is not described in
Section 7.6(b) or 7.6(c) of this Agreement.

               (b) Consolidated Return Years.  Agilent shall request that
                   -------------------------
Hewlett-Packard assert any affirmative claims relating to a Tax Item of a member of the Agilent Group for a Consolidated Return Year no later than the date that is one hundred eighty (180) days after the date on which Hewlett-Packard delivers written notice to Agilent that an examination of the Consolidated Return for the applicable Consolidated Return Year is to begin.

               (c) Combined Returns.  Agilent shall request that Hewlett-Packard
                   ----------------
assert any affirmative claims relating to a Tax Item of a member of the Agilent Group for a Pre-Spinoff Period for which a Combined Return has been filed no later than the date that is one hundred eighty (180) days (but subject to applicable time constraints imposed by the Tax Authority) after the date on which Hewlett-Packard delivers written notice to Agilent that an examination of the Combined Return for the applicable Pre-Spinoff Period has begun or is to begin.

          7.7  Remedies.  The parties hereby agrees that the sole and exclusive
               --------
remedy for a breach by the Filing Party of the Filing Party's obligations to the Non-Filing Party with respect to a deficiency, claim or adjustment relating to the redetermination of a Tax Item of the Non-Filing Party for a taxable period shall be a reduction in the amount that would otherwise be payable by the Non-Filing Party for such taxable period or an increase in amount that would otherwise be payable by the Filing Party for such taxable period, in either case because of the breach. The parties further agree that no claim against the Filing Party and no defense to the Non-Filing Party's liabilities to the Filing Party under this Agreement shall arise from the resolution by the Filing Party of any deficiency, claim or adjustment relating to the redetermination of any Tax Item of the Filing Party.

Section 8.  Taxability and Reporting of Stock Options

          8.1  In General.  To the extent permitted by the Tax Law, Hewlett-
               ----------
Packard shall claim all Tax deductions arising by reason of exercises of options to purchase shares of Hewlett-Packard stock, and Agilent shall claim all Tax deductions arising by reason of exercises of options to purchase shares of Agilent stock. In addition, to the extent permitted by the Tax Law, Hewlett-Packard shall take all Tax deductions arising by reason of the lapse of any restrictions with respect to shares of Hewlett-Packard stock, Agilent stock or other property subject to a substantial risk of forfeiture (within the meaning of Section 83) held by an employee of Hewlett-Packard, and Agilent shall take all Tax deductions arising by reason of the lapse of any restrictions with respect to shares of Agilent stock, Hewlett-Packard stock or other property subject to a substantial risk of forfeiture (within the meaning of Section 83) held by an employee of Agilent. The parties hereto agree to report all Tax deductions with respect to stock options and other equity issued to their employees consistently with this Section 8.1.

          8.2  Notices, Withholding, Reporting.  Hewlett-Packard shall promptly
               -------------------------------
notify Agilent of any post-Distribution Date event giving rise to income to any Agilent Group employees or former employees in connection with exercises of options to purchase shares of Hewlett-Packard stock, or the lapse of any restrictions with respect to shares of Hewlett-Packard stock or other property subject to a substantial risk of forfeiture (within the meaning of Section 83). If required by the Tax Law, Agilent shall withhold applicable Taxes and satisfy applicable Tax reporting obligations in connection therewith.

          8.3  Adjustments.  If, pursuant to a Final Determination, all or any
               -----------
part of a Tax deduction taken pursuant to Section 8.1 of this Agreement is disallowed to the party entitled to such deduction under Section 8.1 of this Agreement (the "Deducting Party"), then, to the extent permitted by the Tax Law, the other party (the "Benefitting Party") shall take such deduction. To the extent that the Benefitting Party obtains a Tax Benefit as a result of a deduction described in this Section 8.3, the Benefitting Party shall make a payment to the Deducting Party in an amount equal to such Tax Benefit.

Section 9.  Other Tax Matters

          9.1  Other Adjustments.  Except as otherwise provided under this
               -----------------
Agreement, if, pursuant to a Final Determination, a party to this Agreement suffers an unanticipated Tax Detriment and, as a result, the other party to this Agreement obtains a corresponding unanticipated Tax Benefit, and such Tax Detriment is not otherwise compensated under this Agreement, then the party obtaining such Tax Benefit shall make a payment to the other party in an amount equal to such Tax Benefit.

          9.2  Research Tax Credit.  Within 180 days after the Distribution
               -------------------
Date, Hewlett-Packard will furnish the Agilent Group, pursuant to Section 41 of the Code, a draft of the base period information the Agilent Group will need to properly compute its research tax credits for Post-Distribution Periods, and within thirty (30) days of receipt of such draft, Agilent shall provide Hewlett-Packard with any comments thereon. Hewlett-Packard shall reasonably consider all reasonable suggestions on such draft, and shall provide the final base period information to Agilent no later than 240 days after the Distribution Date.

          9.3  Gain Recognition Agreements.
               ---------------------------

               (a) In General.  Agilent shall give Hewlett-Packard at least
                   ----------
sixty (60) days prior written notice in the event that any time prior to the date which is five (5) years after the Distribution Date, Agilent (or any Agilent Affiliate) directly or indirectly disposes of all or any portion of the ownership interest in, or all or substantially all of the assets of, any entity identified on Appendix H of this Agreement. Such notice shall describe any such disposition in sufficient detail to enable Hewlett-Packard (1) to comply with the requirements of Section 367 of the Code, applicable Treasury Regulations thereunder and any Gain Recognition Agreement entered into with the Service, and
(2) if applicable, to enter into a revised Gain Recognition Agreement with the Service under Section 367 of the Code and the applicable Treasury Regulations thereunder.

               (b) Gain Recognition Agreement Taxes.  If a Tax Authority
                   --------------------------------
determines that any member of the Hewlett-Packard Group has failed to comply with the terms of any Gain Recognition Agreement executed by a member of the Hewlett-Packard Group during a Pre-Separation Period, and such non-compliance is attributable to any action or omission by a member of the Agilent Group after the Distribution Date, the Agilent Group shall indemnify and hold harmless the Hewlett-Packard Group for any Tax Detriment arising therefrom.

Section 10.  Dispute Resolution

          10.1 Initial Notice of Disagreement.
               ------------------------------

               (a) In the event of any disagreement regarding the application or interpretation of the Tax Law under this Agreement, the party (the "Disputing Party") disputing such application or interpretation shall have thirty (30) days from the delivery of a schedule or other notice in which such application or interpretation is made to register its disagreement with all or a portion of such interpretation (each such disagreement a "Disputed Item"). Any other disagreements under this Agreement shall be resolved under the dispute resolution procedures set forth in the Master Agreement.

               (b) The Disputing Party shall register its disagreement by delivering to the other party (the "Non-Disputing Party") within such thirty
(30) day period a written notice (an "Initial Notice of Disagreement") that (1) specifically enumerates each Disputed Item, (2) describes the grounds for the Disputing Party's disagreement with each Disputed Item, and (3) states the amount in dispute (or a good faith estimate thereof) with respect to each Disputed Item.

               (c) The failure of the Disputing Party within the thirty (30) day period described in Section 10.1(b) to deliver an Initial Notice of Disagreement, that satisfies the requirements of Section 10.1(b), with respect to all or a portion of any application or interpretation described in Section 10.1(a) shall be deemed to constitute (1) an acceptance and acknowledgment by such party of its liability for the required payment or portion thereof and (2) a waiver by such party of its right to a Determination by a Tax Arbiter pursuant to Section 10.5 of this Agreement with respect to such payment or portion thereof.

         10.2  Negotiation.  The Disputing Party and the Non-Disputing Party
               -----------
shall in good faith attempt to resolve their disagreements over each Disputed Item enumerated in the Initial Notice of Disagreement as follows:

               (a) Within thirty (30) days following delivery of an Initial Notice of Disagreement, the Hewlett-Packard VP and the Agilent VP shall meet and make a good faith attempt to resolve such dispute and shall continue to negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceedings.

               (b) If the Hewlett-Packard VP and Agilent VP are unable to agree within thirty (30) days of their first meeting, then the chief financial officers of Hewlett-Packard and Agilent shall meet within thirty (30) days after the end of the first thirty (30) day negotiating period in an attempt to resolve the dispute.

               (c) During the course of negotiations under this Section 10.2, all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the negotiating teams and may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

          10.3 Final Notice of Disagreement.
               ----------------------------

               (a) If the parties are unable to resolve any dispute pursuant to the negotiation procedures described in Section 10.2, the Disputing Party shall have ten (10) days after the end of the second thirty (30) day period described in Section 10.2(b) to register its continued disagreement with any Disputed Item and to elect to seek a Determination by a Tax Arbiter with respect to such Disputed Item pursuant to Section 10.5 of this Agreement. The Disputing Party shall do so by delivering to the Non-Disputing Party within such ten (10) day period a written notice (a "Final Notice of Disagreement") that (1) specifically enumerates each Disputed Item with respect to which it elects to seek a Determination by a Tax Arbiter, (2) describes the grounds for the Disputing Party's continued disagreement with each such Disputed Item, and (3) states the amount in dispute (or a good faith estimate thereof) with respect to each such Disputed Item.

               (b) The failure of the Disputing Party within the ten (10) day period described in Section 10.3(a) to deliver a Final Notice of Disagreement, that satisfies the requirements of Section 10.3(a), with respect to all or a portion of the payment described in Section 10.1(a) shall be deemed to constitute (1) an acceptance and acknowledgment by such party of its liability for such payment or portion thereof and (2) a waiver by such party of its right to a Determination by a

Tax Arbiter pursuant to Section 10.5 of this Agreement with respect to such Disputed Item.

               (c) Any dispute, controversy, or claim relating to or arising out of a Disputed Item contained in a Notice of Final Disagreement shall be finally settled by arbitration before a Tax Arbiter pursuant to the provisions of this
Section 10.

          10.4 Selection of Tax Arbiter.  If the Disputing Party delivers a
               ------------------------
Final Notice of Disagreement to the Non-Disputing Party, the parties shall, within ten (10) days after such delivery, jointly select an Tax Arbiter to make a Determination with respect to each Disputed Item enumerated in the Final Notice of Disagreement. If the parties cannot jointly agree on an Tax Arbiter to make such Determination within such ten (10) day period, then each party shall select a Tax Arbiter, and such Tax Arbiters shall select a third Tax Arbiter, who shall make a Determination in accordance with Section 10.5.

          10.5 Determination by Tax Arbiter.
               ----------------------------

               (a) The Tax Arbiter shall determine the appropriate outcome based upon this Agreement (the "Determination") with respect to each Disputed Item. The Tax Arbiter shall have ninety (90) days from the date that he or she is selected pursuant to Section 10.4 of this Agreement in which to make such Determinations, unless the Disputing Party and the Non-Disputing Party mutually agree upon an extension of such period or the Tax Arbiter, in its discretion, determines that an extension of such period is warranted by exceptional circumstances. The Disputing Party and the Non-Disputing Party shall provide the Tax Arbiter with such information or documentation as the Tax Arbiter deems in its discretion to be necessary for it to make the Determinations requested of it. Any Determination by the Tax Arbiter (as well as any allocation of costs and expenses pursuant to Section 10.5(b) of this Agreement) shall be in writing, shall be delivered to the Disputing Party and the Non-Disputing Party, and shall be final and binding upon them and enforced as an arbitration award under the United States Arbitration Act, 9 U.S.C. (S)(S) 1-16. The parties explicitly waive any right to seek any judicial review of the substance of the Determination of the Tax Arbiter. The Tax Arbiter shall be entitled to use, at the sole cost and expense of the Disputing Party and the Non-Disputing Party, whatever resources it deems necessary, including accounting and technical services. Any proceedings relating to the Determination shall take place in [Palo Alto, California].

          (b) The Disputing Party and the Non-Disputing Party shall be jointly and severally liable to the Tax Arbiter for all costs and expenses associated with retaining the Tax Arbiter. As between themselves, except as otherwise provided in this Section 10.5(b), the Disputing Party and the Non-Disputing Party shall share equally the costs and expenses associated with retaining an Tax Arbiter. Where a Determination with respect to a Disputed Item is not less than eighty percent (80%) of the amount claimed to be due from the Disputing Party, the Tax Arbiter may, in its discretion, allocate to the Disputing Party more than fifty percent (50%) of the costs and expenses associated with such Determination. Where a Determination with respect to a Disputed Item is less than fifty percent (50%) of the amount claimed to be due from the Disputing Party, the Tax Arbiter may, in its discretion, allocate to the Non-Disputing Party more than fifty percent (50%) of the costs and expenses associated with such Determination.

Section 11.  Miscellaneous

             11.1   Effectiveness.  This Agreement shall become effective upon
                    -------------
execution by both parties hereto.

             11.2   Notices. Any notice, request, instruction or other document
                    -------
to be given or delivered under this Agreement by any party to another party shall be in writing and shall be deemed to have been duly given or delivered when (1) delivered in person, (2) deposited in the United States mail, postage prepaid and sent certified mail, return receipt requested or (3) delivered to Federal Express or similar service for overnight delivery to the address of the party set forth below:

             If to Hewlett-Packard or any Hewlett-Packard Affiliate, to the Hewlett-Packard VP, with a copy to the General Counsel of Hewlett-Packard, at:

                    Hewlett-Packard Company
                    3000 Hanover Street
                    Palo Alto, California  94304

             If to Agilent or any Agilent Affiliate, to the Agilent VP, with a copy to the General Counsel of Agilent:

                    Agilent Technologies Inc.
                    395 Page Mill Road
                    Palo Alto, California  94304

Any party may, by written notice to the other parties, change the address or the party to which any notice, request, instruction or other document is to be delivered.

          11.3  Changes in Law.
                --------------

               (a) Any reference to a provision of the Code or a law of another jurisdiction shall include a reference to any applicable successor provision or law.

               (b) If, due to any change in applicable law or regulations or their interpretation by any court of law or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated thereby shall become impracticable or impossible, the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

          11.4  Confidentiality.  Each party shall hold and cause its directors,
                ---------------
officers, employees, advisors and consultants to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such party) concerning the other parties hereto furnished it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) in the public domain through no fault of such party or (2) later lawfully acquired from other sources not under a duty of confidentiality by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its directors, officers, employees, auditors, attorneys, financial advisors, bankers and other consultants who shall be advised of and agree to be bound by the provisions of this Section 11.5. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

          11.5  Successors.  This Agreement shall be binding on and inure to the
                ----------
benefit and detriment of any successor, by merger, acquisition of assets or otherwise, to any of the parties hereto, to the same extent as if such successor had been an original party.

          11.6  Affiliates.  Each of the parties hereto shall cause to be
                ----------
performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any of such party's affiliates; provided, however, that (1) if it is contemplated that an Agilent Affiliate may
--------  -------
cease to be an Agilent Affiliate as a result of a transfer of its stock or other ownership interests to a third party in exchange for consideration in an amount approximately equal to the fair market value of the stock or other ownership interests transferred and such consideration is not distributed outside of the Agilent Group to the shareholders of Agilent then Agilent shall request in writing no later than thirty (30) days prior to such cessation that Hewlett-Packard execute a release of such Agilent Affiliate from its obligations under this Agreement effective as of such transfer provided that Agilent shall have confirmed in writing its obligations and the obligations of its remaining Agilent Affiliates with respect to their own obligations and those of the departing Agilent Affiliate and that such departing Agilent Affiliate shall have executed a release of any rights it may have against Hewlett-Packard or any Hewlett-Packard Affiliate by reason of this Agreement, and (2) if it is contemplated that a Hewlett-Packard Affiliate may cease to be a Hewlett-Packard Affiliate as a result of a transfer of its stock or other ownership interests to a third party in exchange for consideration in an amount approximately equal to the fair market value of the stock or other ownership interests transferred and such consideration is not distributed outside of the Hewlett-Packard Group to the shareholders of Hewlett-Packard then Hewlett-Packard shall request in writing no later than thirty (30) days prior to such cessation that Agilent execute a release of such Hewlett-Packard Affiliate from its obligations under this Agreement effective as of such transfer provided that Hewlett-Packard shall have confirmed in writing its obligations and the obligations of its remaining Hewlett-Packard Affiliates with respect to their own obligations and the obligations of the departing Hewlett-Packard Affiliate and that such departing Hewlett-Packard Affiliate shall have executed a release of any rights it may have against Agilent or any Agilent Affiliate by reason of this Agreement.

          11.7  Authorization, Etc. Each of the parties hereto hereby represents
                -------------------
and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision of law or of its charter or bylaws or any agreement, instrument or order binding on such party.

          11.8  Entire Agreement. This Agreement contains the entire agreement
                ----------------
among the parties hereto with respect to the subject matter hereof and supersedes any prior Tax sharing agreements between Hewlett-Packard (or any of its Affiliates) and Agilent (or any of its Affiliates) and such prior tax sharing agreements shall have no further force and effect.

          11.9   Applicable Law; Jurisdiction.  This Agreement shall be governed
                 ----------------------------
by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to laws and principles relating to conflicts of law. Each party to this Agreement irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Chancery Court in and for New Castle County, Delaware and of the courts of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail at the address set forth in Section 11.2 of this Agreement shall be effective service of process for any action, suit or proceeding brought against you in any such court. You hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby, in the Chancery Court in and for New Castle County, Delaware and of the courts of the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          11.10  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          11.11  Severability.  If any term, provision, covenant, or restriction
                 ------------
of this Agreement is held by a court of competent jurisdiction (or an arbitrator or arbitration panel) to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such which may be hereafter declared invalid, void, or unenforceable. In the event that any such term, provision, covenant or restriction is held to be invalid, void or unenforceable, the parties hereto shall use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such terms, provisions, covenant, or restriction.

          11.12  No Third Party Beneficiaries.  This Agreement is solely for the
                 ----------------------------
benefit of Hewlett-Packard, the Hewlett-Packard Affiliates, Agilent and the Agilent Affiliates. This Agreement should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other rights in excess of those existing without this Agreement.

          11.13  Waivers, Etc. No failure or delay on the part of the parties in
                 -------------
exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by the parties therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          11.13  Setoff.  All payments to be made by any party under this
                 ------
Agreement may be netted against payments due to such party under this Agreement, but otherwise shall be made without setoff, counterclaim or withholding, all of which are hereby expressly waived.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.


                                   HEWLETT-PACKARD COMPANY
                                   on behalf of itself and its Affiliates



                                   By________________________________________
                                   Name:
                                   Title:



                                   AGILENT TECHNOLOGIES INC.
                                   on behalf of itself and its Affiliates


                                   By________________________________________
                                   Name:
                                   Title:

                                  APPENDIX A

           Information to be Provided to Hewlett-Packard by Agilent
                     With respect to Consolidated Returns

                                  APPENDIX B

           Information to be Provided to Hewlett-Packard by Agilent
                       With respect to Combined Returns

                                  APPENDIX C

                   Contemplated Domestic Restructuring Taxes

                                  APPENDIX D

                   Contemplated Foreign Restructuring Taxes

                                  APPENDIX E

                              Applicable Spinoffs

                                  APPENDIX F

                        Certain Agilent Representations

                                  APPENDIX G

                        Certain Agilent Representations

                                  APPENDIX H

                          Gain Recognition Agreements